                             SHAREHOLDERS AGREEMENT


                  SHAREHOLDERS AGREEMENT, dated as of March 7, 2000, between MessageMedia, Inc., a Delaware corporation, MessageMedia US/Europe, Inc., (collectively, "MessageMedia") and @viso Limited, a company incorporated under the laws of England and Wales ("@viso").

                  WHEREAS, MessageMedia and @viso desire to associate themselves, directly or through one or more affiliates, as shareholders (the "Shareholders") of MessageMedia Europe B.V., a Netherlands corporation (the "Company"), to launch operations to provide e-messaging solutions for businesses in the countries in continental Europe, which are listed in Annex A hereto (the "Territory"); and

                  WHEREAS, it is deemed in the best interests of the Shareholders and the Company that provision be made for continuity and stability of policy and ownership of the Company, to the extent and upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereby agree as follows:

1.       Organization of Company

                  (a) On or before March 7, 2000 (i) MessageMedia will subscribe to 4,590,000 Common Shares of the Company at $1.77 per share for an aggregate of $8,124,300 in cash; and (ii) @viso will subscribe to 4,410,000 Common Shares at $1.77 per share for an aggregate of $7,805,700 in cash (such 9,000,000 Common Shares being herein called "Shares"). The deed of incorporation containing the Articles of Association of the Company will be substantially in the form of Annex B hereto.

                  (b) Up to 1,000,000 Common Shares (subject to adjustment for stock splits, combinations and other changes in capitalization) may be issued to a foundation, which will issue depositary receipts therefor to employees, directors and consultants of the Company pursuant to stock option or award programs adopted by the Board of Directors of the Company.

                  (c) On or before March 31, 2000 MessageMedia will execute and deliver the License Agreement substantially in the form attached as Annex C hereto.

MessageMedia Europe

                  (d) In addition to its capital subscription under Section 1(a) above, @viso will enter into a line of credit agreement with the Company permitting the Company to borrow up to $10,000,000 as required from time to time to finance operations, which borrowings will bear interest at 8% per annum and be payable at the earlier of (i) the closing of the initial public offering (the "IPO") of equity securities of the Company and (ii) February 15, 2005.

                  (e) Concurrently with its capital subscription under Section 1(a) above, @viso will loan $8,124,300 to MessageMedia, which loan will bear interest at 8% per annum and be payable six months from the date hereof, and otherwise have the terms contained in the form of Loan Agreement attached as Annex D hereto.

2.       Scope of Operations and Responsibilities

                  (a) Notwithstanding the extent of the objects set forth in its Articles of Association, the operations of the Company will be limited to providing e-messaging solutions for businesses in the Territory and such other activities as may be approved by the Board of Directors in accordance with
Section 4 below.

                  (b) MessageMedia and an @viso affiliate will work with the Company to provide advice and services for the launch and ongoing support of the Company's operations, including recruiting the President/Chief Executive Officer and other senior management. For purposes of this Agreement, the term "affiliate" means any person who controls, or is controlled by or under common control with, the affiliated party, and, unless the context otherwise requires, references to the parties and the Shareholders include their respective affiliates.

                  (c) MessageMedia will provide, pursuant to the license agreement substantially in the form of Annex C hereto or otherwise, all intellectual property, know-how and technology that is currently necessary ("Necessary IP") to enable the Company to operate e-messaging services

MessageMedia Europe

substantially equivalent to MessageMedia's current service offering, as described in the License Agreement (the "Proposed Service Operation") in the Territory, and any updates and future developments of such intellectual property, know-how and technology on terms to be agreed upon between the parties in the future. MessageMedia represents and warrants to @viso that the Necessary IP will provide sufficient rights to all licenses, trademarks, service marks, trade names and other intellectual property necessary for the Proposed Service Operation, without, to MessageMedia's knowledge, any conflict or infringement of the rights of others, except as otherwise disclosed in writing.

                  (d) An @viso affiliate will work with the Company to provide advice and services as required and agreed to among the parties, including analyzing markets and competition, proposing an entry strategy, preparing business plans, identifying potential partners and co-investors, locating and acquiring office and other facilities, developing operational structures and processes, recruiting personnel and obtaining general administrative services, and complying with national and European Commission merger or other regulations.

                  (e) The Company will pay the Shareholders, or their respective affiliates, a fee and reimburse allocated costs for services performed pursuant to this Section 2.

                  (f) So long as MessageMedia holds at least 50% of its original Shares, (i) MessageMedia will not, directly or indirectly, engage in or carry on any business which is, or is likely to be, in competition with the Company within the Territory, and (ii) the Company will not, directly or indirectly, engage in or carry on any business which is, or is likely to be, in competition with MessageMedia outside the Territory; provided, however, that (x) MessageMedia may provide electronic mail messaging and related services to customers within the Territory which have their principal place of business outside the Territory, and (y) the Company may provide such services to customers outside the

MessageMedia Europe

Territory who have their principal place of business within the Territory and to customers outside the Territory who make unsolicited approaches to the Company due to the incidental promotion of and access to the website for the Company's business.

3.       Representations and Warranties

                  Each of MessageMedia and @viso hereby represents and warrants to the other as follows:

                  (a) It is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to enter into and perform this Agreement.

                  (b) No consent, approval or authorization of or declaration or filing with any governmental authority or person or entity is required on its part in connection with the execution or performance of this Agreement.

                  (c) The execution and delivery of this Agreement and the performance of its obligations hereunder will not (i) violate or be in conflict with any provision of law, any order, rule or regulation of any court or other agency of government, or any provision of its charter or by-laws, or (ii) violate, be in conflict with, result in a breach of, or constitute a default under any material indenture, license, lease, agreement or other instrument to which it is a party or by which it or any of its properties is bound.

MessageMedia Europe

4.       Management

                  (a) Responsibility for the management, supervision and conduct of the operations of the Company will be vested in its Board of Directors. The President/Chief Executive Officer will be nominated by MessageMedia and appointed by the Board. The President/Chief Executive Officer may be terminated at any time by either Shareholder, provided that he has failed to perform his duties or has otherwise breached his Employment Agreement.

                  (b) The total number of directors comprising the Board will be seven. Subject to Sections 5 and 10 below, for so long as they each hold Shares in the Company, MessageMedia will designate four directors and @viso will designate two directors, and the President/Chief Executive Officer appointed in accordance with subsection (a) will serve as the seventh director.

                  (c) A quorum of directors at any meeting of the Board shall consist of three directors, including one director designated by MessageMedia and one director designated by @viso, who have each been specifically designated as authorized to represent the designating party. Any corporate action to be taken by vote of the Board shall be authorized by vote of not less than a majority of the directors present at any such meeting at which a quorum is present and acting throughout, or by written consent of all directors of the Company except as may be otherwise required by paragraph (d) below or by law.

                  (d) Strategic corporate actions that are outside the ordinary course of business may be taken by the Board only upon authorization by a majority vote of the directors that includes at least one director representing MessageMedia and one director representing @viso as provided in paragraph (c) above. These include:

MessageMedia Europe

                  (i) the issuance or sale of any Common Shares (including the IPO), as well as of any other securities and the terms thereof, other than the Common Shares to be issued under option plans referred to in
         Section 1(b);

                  (ii) any call for additional capital pursuant to Section 5 below;

                  (iii) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Shares or other securities of the Company, or any redemption, retirement, purchase or other acquisition, direct or indirect, by the Company of any Shares or other securities of the Company;

                  (iv) any services contract or business arrangement with a Shareholder;

                  (v) the adoption of any stock option or award program for employees, directors or consultants; and

                  (vi) engaging in any business other than as contemplated by
         Section 2 above and activities incidental thereto in the ordinary course, either directly or through any corporation or other entity in which the Company has, directly or indirectly, an equity interest.

                  (e) The following corporate actions may be taken by the Shareholders only upon authorization by a majority vote that includes Shares held by both MessageMedia and @viso:

                  (i) any increase or decrease in the total number of authorized directors comprising the Board;

                  (ii) any amendment, alteration or repeal of any provision of the Articles of Association; and

                  (iii) any merger or consolidation, whether or not the Company is the surviving corporation; any sale,

MessageMedia Europe

         lease, exchange or other disposition of all or substantially all of the assets of the Company; or the liquidation of the Company (whether voluntary or otherwise) or the revocation of any such step.

5.       Additional Capital

                  Whenever the Board determines, in the best interests of the Company, that the Company's capital is or is likely to become insufficient for the conduct of its business, the Board shall consider means by which additional capital can be raised without recourse to the Shareholders. If capital cannot be raised on a non-recourse basis to Shareholders, the Board may, in accordance with Section 4(d) and by at least 30 days' prior written notice to MessageMedia and @viso, call for additional contributions of up to $5,000,000 of capital from the Shareholders in proportion to their respective holdings of Shares at the time. @viso will loan MessageMedia its portion of any such capital contribution, which will bear interest at 8% per annum and be repayable at the closing of the initial public offering (the "IPO") of equity securities of the Company.

6.       Financial Information

                  (a) So long as a Shareholder holds at least 50% of its original Shares, the Company shall deliver to such Shareholder (i) within 60 days after the end of each fiscal year of the Company, year-end audited financial reports; (ii) within 30 days after the end of each of the first three quarters of each fiscal year, quarter-end financial reports; and (iii) within 30 days prior to the end of each fiscal year, a business plan and budget for the next fiscal year. In addition, the Company shall, upon reasonable notice, give each such Shareholder, during regular business hours, reasonable access to the properties, documents and records, financial and otherwise, of the Company, and provide copies or extracts of the Company's documents and records as such Shareholder may reasonably request.

MessageMedia Europe

                  (b) The Company shall deliver to MessageMedia all financial information required by MessageMedia for the purpose of consolidating revenues and other operating results, all of which information shall be provided to MessageMedia no later than three weeks after the end of each fiscal quarter.

7.       Restrictions on Transfer

                  Neither Shareholder shall assign, sell, pledge or otherwise transfer its Shares except (i) to an affiliate of such Shareholder which agrees to be bound by the terms of this Agreement as though named as a party hereto or
(ii) with the prior written consent of the other Shareholder; provided, however, that no such transfer shall be made to a competitor of the Company, as determined by the Board of Directors, except that such restriction shall not apply to a transfer in connection with a change of control of MessageMedia that is approved by its Board of Directors as contemplated in Section 10.

8.       Preemptive Rights

                  (a) So long as a Shareholder holds at least 50% of its original Shares, the Company will give such Shareholder notice each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock. Within 30 days of receiving such notice, such Shareholder may agree to purchase, at the same price and on the same terms as such offer, up to that portion of such securities which equals the proportion that the number of Shares held by such Shareholder bears to the total number of Common Shares then outstanding.

                  (b) The preemptive right in paragraph (a) above shall not be applicable (i) to the issuance of Common Shares (or options therefor) to employees, directors, or consultants pursuant to plans or agreements approved by the Board of Directors, (ii) to the issuance of securities pursuant to the conversion or exercise of convertible or

MessageMedia Europe

exercisable securities, or as a result of any reclassification, stock split or stock dividend, (iii) to the issuance of securities in the Company's IPO, (iv) to the issuance of securities in connection with a business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by the Board pursuant to Section 4(d), or (v) to the issuance of securities to strategic partners, licensors, financial institutions or lessors in connection with transactions approved by the Board of Directors and not primarily for equity-financing purposes.

                  (c) Notwithstanding the foregoing provisions of this Section 8, MessageMedia will be entitled to purchase sufficient additional securities to retain its ability to consolidate the Company's revenues and other operating results in MessageMedia's financial statements.

9.       Offering Rights

                  (a) After the earlier of four years from the date hereof and six months after the Company's IPO, a Shareholder or Shareholders holding at least 2,250,000 Shares (subject to adjustment for stock splits, combinations and other changes in capitalization) shall be entitled to require the Company to file or take other action to allow a public offering of Shares; provided the Company is obligated to effect only two such public offerings pursuant to this provision. In addition, if securities of the Company are eligible for public sale by a short-form or abbreviated offering prospectus, each Shareholder shall be entitled to require the Company to effect a public offering at any time, provided such Shareholder can exercise such right only twice every 12 months. The Company may postpone for up to 180 days action to effect an offering pursuant to this Section 9(a) if the Board of Directors determines that such offering could reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition or merger or similar transaction.


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MessageMedia Europe

                  (b) If the Company effects a public offering of its equity securities, other than its IPO or an offering in connection with an acquisition, merger or similar transaction, each Shareholder holding at least 2,250,000 Shares shall be entitled to have all or a portion of its Shares included in such offering except to the extent the underwriters managing such offering advise the Company in writing that the amount of Common Shares proposed to be sold is greater than the amount they believe feasible to sell at that time on the terms approved by the Company, in which case the number of shares that may be included in the offering shall be allocated first to the Company and second to the Shareholders pro rata based on the number of Shares then held by the Shareholders.

                  (c) In connection with any offering of Shares effected pursuant to this Section 9, each selling Shareholder shall be responsible for any underwriting discounts and commissions applicable to its Shares and the Company shall be responsible for all other expenses, including, without limitation, all filing, printers and accounting expenses, and fees and disbursements of counsel for the Company and one counsel for the selling Shareholders. In addition, the Company will provide customary indemnification for the selling Shareholders and any underwriter of Shares sold by them.

                  (d) During the period beginning 10 days prior and ending 180 days after the effective date of an underwritten public offering by the Company, the Shareholders shall not, directly or indirectly, sell, offer or contract to sell, grant any option to purchase or otherwise transfer or dispose of (other than to an affiliate or pursuant to gifts to donees who agree to be similarly bound) any Shares at any time during such period except Shares included in such offering.

                  (e) The rights pursuant to this Section 9 may be assigned by each Shareholder together with any transfer of at least 50% of its Shares, provided the transfer complies with the applicable terms of this Agreement.

MessageMedia Europe

10.      Change in Control

                  (a) In the event of a change in control of MessageMedia, @viso will have rights (i) to acquire an amount of the Shares held by MessageMedia that would give @viso 51% of the outstanding Shares and (ii) to appoint a majority of the Board of Directors, which rights will be exercisable by notice to MessageMedia within 90 days following the public announcement of such change of control. Upon such acquisition, the voting provisions of Section 4(d) will terminate and all Board actions will be authorized by simple majority vote. For the purpose of this Section, the term "change in control" means a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of MessageMedia, or any affiliate directly or indirectly controlling MessageMedia, whether through the ownership of voting securities, by contract or otherwise, which change has not been approved of by the Board of Directors of MessageMedia.

                  (b) Within 60 days of a notice pursuant to paragraph (a) above, MessageMedia will have the right to acquire all, but not less than all, the Shares held by @viso, which right will supersede @viso's rights under paragraph (a).

                  (c) The purchase price for Shares to be acquired under paragraphs (a) or (b) above will be the fair value of such Shares on a going-concern basis as agreed by the parties. If the parties are unable to agree on the fair value of Shares and the difference between their valuations is less than 10% of the lower valuation, the average between the valuations shall be used to determine fair value. If the difference is greater than 10% of the lower valuation, the parties shall engage an independent internationally recognized investment bank to perform its own valuation, applying methods commonly used in the industry, which shall be completed within 60 days. Of the three valuations, the valuation that differs in magnitude

MessageMedia Europe

most from the other two valuations shall be disregarded, and the average between the two remaining valuations shall be used to determine fair value. The fees and expenses of such investment bank will be shared equally by the parties.

11.      Termination

                  (a) This Agreement shall terminate on the earliest of (i) 10 years from the date hereof, or such later date to which the parties may agree at any time within two years prior to the termination of such 10-year period, (ii) the date agreed to in writing by the Shareholders, and (iii) the date on which the Company shall declare bankruptcy or be declared bankrupt, be wound up or otherwise ceases to exist as a separate corporate entity; provided, however, the provisions set forth in Sections 4, 5, 6, 7, 8 and 10 shall terminate upon consummation of the Company's IPO except as required by MessageMedia for the purpose of consolidating revenues and other operating results. This Agreement shall terminate as to any Shareholder at the time such Shareholder ceases to own any Shares.

                  (b) In the event of termination pursuant to paragraph (a) above, unless the Shareholders shall otherwise agree, the Company shall be liquidated, with the net assets distributed to the Shareholders in proportion to their respective interests; provided that MessageMedia will have the right to repurchase the technology and intellectual property it licensed to the Company for the final Purchase Price determined in accordance with the License Agreement.

                  (c) Notwithstanding the foregoing, in the event of a buy-out of any of the Shares held by MessageMedia by @viso pursuant to Section 10, or in the event that MessageMedia otherwise ceases to own any Shares, MessageMedia shall not be entitled to repurchase its technology pursuant to Section 11(b) hereof and the License Agreement shall remain in effect.


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MessageMedia Europe

12.      Miscellaneous

                  (a) This Agreement shall not be deemed to create a partnership between the Shareholders and neither of them shall have any authority to bind the other in any way.

                  (b) All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto except as otherwise expressly limited herein.

                  (c) Each party shall bear its own costs incurred in the negotiations and preparation of this Agreement and of matters incidental thereto.

                  (d) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first-class airmail, postage prepaid:

         To MessageMedia:                   6060 Spine Road
                                            Boulder, CO 80301

                           Attention:       Larry Jones, President
                                            and Chief Executive Officer

                           Telephone:       303-440-7550
                           Fax:             303-440-0303

                  with a copy to:           Cooley Godward LLP
                                            2595 Canyon Blvd., Ste. 250
                                            Boulder, CO 80302-6737

                           Attention:       Michael Platt, Esq.

                           Telephone:       303-546-4000
                           Fax:             303-546-4099



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MessageMedia Europe

         To @viso:

                           @viso Limited
                           c/o Macfarlanes
                           10 Norwich Street
                           London EC4A 1BD
                           England
                           Attention:  Charles Martin

                           Telephone:  44-207-831-9222
                           Fax:        44-207-831-9607

                  with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, NY 10004
                           United States
                           Attention:  Stephen A. Grant, Esq.

                           Telephone:  212-558-3504
                           Fax:        212-558-3588

or in each case to such other address as the party may have furnished to the other party in writing.

                  (e) In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

                  (f) No waiver by any party or any default in the strict performance of or compliance with any provision herein shall be deemed to be a waiver of performance and compliance as to any other provision, or as to such provision in the future; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No remedy expressly granted herein to any party shall be deemed to exclude any other remedy which would otherwise be available.


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MessageMedia Europe

                  (g) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements between the parties with respect to such subject matter. The Shareholders agree to vote their Shares to give effect to this Agreement and, in the event of a conflict between this Agreement and the Articles of Association of the Company, the provisions of this Agreement shall prevail. If the implementation or performance of this Agreement is in any way precluded by the Articles of Association, the Shareholders shall promptly amend the Articles to permit full implementation and performance.

                  (h) This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

13.      Governing Law; Arbitration

                  This Agreement will be governed by and construed in accordance with the laws of the State of New York. Any claim or disagreement arising out of or in connection with this Agreement shall be referred to arbitration in London, England with three arbitrators under the LCIA Rules. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction.


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MessageMedia Europe

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                        MESSAGEMEDIA, INC.



                                        By:
                                           ------------------------------------
                                              Larry Jones
                                              President and
                                              Chief Executive Officer


                                        MESSAGEMEDIA US/EUROPE, INC.



                                        By:
                                           ------------------------------------


                                        @VISO LIMITED



                                        By:
                                           ------------------------------------
                                              Ronald Fisher
                                              Director

MessageMedia Europe

                                                                         ANNEX A


Continental Europe:
------------------

Austria                            Romania
Belgium                            Russia
Bulgaria                           Slovak Republic
Czech Republic                     Spain
Denmark                            Sweden
Estonia                            Switzerland
Finland                            Turkey
France
Germany
Greece
Hungary
Italy

Latvia
Lithuania
Luxembourg
The Netherlands
Norway
Poland
Portugal